UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

Y-mAbs Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38650	47-4619612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Carnegie Center

Suite 301

Princeton, NJ 08540

(Address of principal executive offices and Zip Code)

(646) 885-8505

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YMAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 4, 2025, Y-mAbs Therapeutics, Inc., a Delaware corporation (“Y-mAbs” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Perseus BidCo US, Inc., a Delaware corporation (“Parent”), and Yosemite Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”); and solely for purposes of Section 5.16 and Article 8 thereof, Stark International Lux, a Luxembourg private limited liability company (société à responsabilité limitée) (“Ultimate Parent”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a cash tender offer (the “Offer”) no later than August 19, 2025. The Offer will consist of an offer to purchase all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at a price of $8.60 per Share (the “Offer Price”), in cash, without interest and subject to any applicable withholding of taxes. Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Parent, Purchaser and the Company will, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) without a vote of the Company stockholders, effect a merger of Purchaser with and into the Company (the “Merger” and, together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent.

The obligation of Purchaser to accept for payment, and pay for, Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to satisfaction or waiver, to the extent permitted under applicable legal requirements, of certain conditions set forth in the Merger Agreement, including (i) there being validly tendered and not validly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Parent or any of its wholly owned subsidiaries, represent a majority of Shares outstanding at the time of the expiration of the Offer (the “Minimum Condition”) and (ii) any waiting period (and any extension thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including any voluntary agreements not to consummate the Offer or the Merger for any period of time, shall have expired or been terminated. Parent and Purchaser’s obligations to consummate the Offer and the Merger are not subject to a condition that any financing be received by Parent or Purchaser for the consummation of the transactions contemplated by the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares (a) held by the Company (or in the Company’s treasury), Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under Delaware law, or (b) irrevocably accepted for purchase in the Offer) will be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any applicable withholding of taxes.

Each of the Company’s stock options (the “Options”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive cash, without interest, equal to the product of (a) the total number of Shares subject to such Option immediately prior to the Effective Time, multiplied by (b) the excess of the Merger Consideration over the exercise price payable per Share under such Option. Any Options with an exercise price equal to or in excess of the Merger Consideration will be cancelled for no consideration.

Each restricted stock unit award (the “RSUs”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the total number of Shares issuable in settlement of such RSU immediately prior to the Effective Time, multiplied by (b) the Merger Consideration. Each RSU subject to any performance-based vesting conditions (the “PSUs”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the maximum number of Shares issuable in settlement of such PSU immediately prior to the Effective Time, multiplied by (b) the Merger Consideration.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to conduct its business in all material respects in the ordinary course consistent in all material respects with past practice and has agreed to certain other interim operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed to customary “no shop” restrictions on its ability to solicit discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to a bona fide alternative acquisition proposal which did not result from a material breach of the no shop restrictions that the board of directors of the Company has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a superior acquisition proposal. The Merger Agreement also requires that the Company’s board of directors recommend that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer (the “Company Board Recommendation”) and not, among other things, (i)(A) withdraw (or amend, qualify or modify in a manner adverse to Parent or Purchaser) the Company Board Recommendation; (B) publicly approve, recommend or declare advisable, any alternative acquisition proposal; (C) fail to include the Company Board Recommendation in the Schedule 14D-9 when disseminated to the Company’s stockholders; (D) fail to recommend against acceptance of competing tender or exchange offers commenced by a third party within 10 business days of such commencement; or (E) publicly propose to do any of the foregoing, (any such action in (A)—(E), a “Company Adverse Change Recommendation”) or (ii) approve, recommend or declare advisable, or allow the Company to enter into or execute any alternative agreement for the acquisition of the Company. Notwithstanding these restrictions, the board of directors of the Company is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a Company Adverse Change Recommendation (or terminate the Merger Agreement to enter into a definitive agreement with respect to a superior acquisition proposal) to accept a superior acquisition proposal or in response to a Change in Circumstance (as defined in the Merger Agreement), subject in each case to certain matching rights in favor of Parent and payment of the termination fee described below.

The Merger Agreement includes customary termination rights for the parties, including that, subject to certain limitations, the Company or Parent may terminate the Merger Agreement prior to the Effective Time if: (i) a governmental body issues or enacts a final and non-appealable order, injunction or other legal requirement prohibiting or making illegal the consummation of the Offer or the Merger, (ii) the Effective Time has not occurred on or prior to 11:59 p.m. Eastern Time on the six month anniversary of the date of the Merger Agreement (subject to an automatic extension to the 10 month anniversary of the date of the Merger Agreement if the only outstanding condition to closing (other than the Minimum Condition and other conditions tested at Closing) at the original termination date relates to antitrust laws) or (iii) the Offer expires in accordance with its terms without the Minimum Condition being satisfied.

The Company may terminate the Merger Agreement in certain additional limited circumstances, including to allow the Company to enter into an agreement providing for an alternative acquisition transaction that constitutes a superior proposal under the Merger Agreement. Parent may terminate the Merger Agreement in certain additional limited circumstances, including if there is a Company Adverse Change Recommendation.

Upon termination of the Merger Agreement under certain specified circumstances, the Company will be required to pay Parent a termination fee (the “Company Termination Fee”) of $14.25 million. Specifically, the Company Termination Fee is payable if: (i) the Merger Agreement is terminated in certain circumstances; (ii) prior to such termination (but after the date of the Merger Agreement) a bona fide proposal for an alternative acquisition transaction has been publicly disclosed or otherwise made to the Company’s board of directors and not withdrawn and (iii) within one year of such termination, the Company subsequently consummates an alternative acquisition transaction or enters into a definitive agreement providing for an alternative acquisition transaction. The Company Termination Fee will also be payable if the Merger Agreement is terminated: (a) by Parent following a Company Adverse Change Recommendation or (b) by the Company in order to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement also provides that the Company, on the one hand, or Parent and Purchaser, on the other hand, may specifically enforce the obligations under the Merger Agreement. In the event the Merger Agreement is validly terminated, the Company’s liability for monetary damages for breaches of the Merger Agreement in circumstances in which the Company Termination Fee is payable is capped at the Company Termination Fee, to the extent owed pursuant to the Merger Agreement, plus Parent’s recoverable enforcement expenses under the Merger Agreement, other than in cases involving the Company’s fraud or willful breach, in which case the Company’s liability is not subject to a cap.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Ultimate Parent, Parent or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the Transactions or otherwise. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders or investors. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures if such updates are not required by law.

Support Agreement

Concurrently with the execution of the Merger Agreement, certain stockholders of the Company (each, a “Supporting Stockholder”) each entered into a Tender and Support Agreement (each, a “Support Agreement”) with Parent. Under the terms of the Support Agreements, each Supporting Stockholder has agreed to, among other things, during the term of the Support Agreement, (i) validly tender, or cause to be tendered, all of the Shares that such Supporting Stockholder owns of record or beneficially, as well as any additional Shares it may acquire (the “Covered Shares”) free and clear of any encumbrances into the Offer, (ii) vote its Covered Shares in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, and against any acquisition proposal or any action, proposal, agreement, transaction or arrangement that is intended, or would reasonably expected, to result in a breach of a covenant, representation or warranty or other obligation of the Company under the Merger Agreement or any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled or satisfied, (iii) not transfer any of its Covered Shares (subject to certain exceptions), (vi) not solicit or facilitate any efforts that would reasonably be expected to lead to an alternative acquisition proposal, and (v) waive and not to exercise any appraisal rights in respect of such Covered Shares that may arise with respect to the Merger and not to commence or participate in, any class action or legal action (A) challenging the validity of, or seeking to enjoin or delay the operation of any provision of the Merger Agreement or (B) with respect to claims against the Company’s board of directors, or any committee thereof, Parent or Purchaser relating to the Merger Agreement or the transactions contemplated thereby.

The Support Agreements also include certain representations and warranties and covenants of the Supporting Stockholders to Parent.

As of August 4, 2025, the Supporting Stockholders held an aggregate of approximately 16% of the outstanding Shares. The Support Agreements will terminate upon the earlier of termination of the Merger Agreement, the Effective Time and certain other specified events.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 5, 2025, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 4, 2025, by and among Y-mAbs Therapeutics, Inc., Perseus BidCo US, Inc., Yosemite Merger Sub, Inc., and solely for purposes of Section 5.16 and Article 8 thereof, Stark International Lux
10.1	Form of Tender and Support Agreement, dated as of August 4, 2025, by and between Perseus BidCo US, Inc., and the stockholders party thereto
99.1	Joint Press Release, dated August 5, 2025.
104	Cover Page Interactive Data File (Embedded Within the Inline XBRL Document).

Forward Looking Statements

This report contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Y-mAbs and Perseus BidCo US, Inc., including statements relating to the ability to complete and the timing of completion of the transactions contemplated by the Agreement and Plan of Merger dated as of August 4, 2025 by and among Y-mAbs, Perseus BidCo US, Inc., and the other parties thereto (the “Merger Agreement”), including the anticipated occurrence, manner and timing of the proposed tender offer, the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the subsequent merger set forth in the Merger Agreement, the possibility of any termination of the Merger Agreement, and the prospective benefits of the proposed transaction; and other statements that are not historical facts. The forward-looking statements contained in this report are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These statements may contain words such as “may,” “will,” “would,” “could,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “project,” “seek,” “should,” “strategy,” “future,” “opportunity,” “potential” or other similar words and expressions indicating future results. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer; uncertainties as to how many of Y-mAbs’s stockholders will tender their stock in the offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the possibility that the transaction does not close; risks related to the parties’ ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that Y-mAbs and Perseus BidCo US, Inc. will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the effects of the transaction on relationships with employees, customers, suppliers, other business partners or governmental entities; negative effects of this announcement or the consummation of the proposed transaction on the market price of Y-mAbs’s common stock and/or Y-mAbs’s operating results; significant transaction costs; unknown or inestimable liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; Perseus BidCo US, Inc.’s ability to fund the proposed transaction; obtaining and maintaining adequate coverage and reimbursement for products; the time-consuming and uncertain regulatory approval process; the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the parties’ business operations and financial results; the sufficiency of the parties’ cash flows and capital resources; the parties’ ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; and other risks and uncertainties affecting Y-mAbs and Perseus BidCo US, Inc., including those described from time to time under the caption “Risk Factors” and elsewhere in Y-mAbs’s filings and reports with the U.S. Securities and Exchange Commission (the “SEC”), including Y-mAbs’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as well as the Tender Offer Statement on Schedule TO and related tender offer documents to be filed by Perseus BidCo US, Inc. and its acquisition subsidiary, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Y-mAbs. Any forward-looking statements are made based on the current beliefs and judgments of Y-mAbs’s and Perseus BidCo US, Inc.’s management, and the reader is cautioned not to rely on any forward-looking statements made by Y-mAbs or Perseus BidCo US, Inc.. Except as required by law, Y-mAbs and Perseus BidCo US, Inc. do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Important Information about the Tender Offer and Where to Find It

The tender offer (the “Offer”) for the Y-mAbs outstanding common stock referred to in this report has not yet commenced. The description contained in this report is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Perseus BidCo US, Inc. will file with the SEC. The solicitation and offer to purchase Y-mAbs’s common stock will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, Perseus BidCo US, Inc. will file a tender offer statement on Schedule TO and thereafter Y-mAbs will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF Y-MABS SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The offer to purchase, the letter of transmittal, the solicitation/recommendation statement and related offer documents will be made available for free at the SEC’s website at www.sec.gov. Copies of those offer documents and all other documents filed by Perseus BidCo US, Inc. and the Y-mAbs will be made available at no charge by directing a request to the information agent for the Offer, which will be named in the Schedule TO to be filed with the SEC. Copies of the solicitation/recommendation statement on Schedule 14D-9 to be filed with the SEC by Y-mAbs will be available free of charge on Y-mAbs’s investor relations website at https://ir.ymabs.com/ or by contacting Y-mAbs’s investor relations contact at cdu@ymabs.com.

In addition, Y-mAbs files annual, quarterly and current reports and other information with the SEC, which are also made available free of charge on the Company’s investor relations website at https://ir.ymabs.com/ and at the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Dated: August 5, 2025	By:	/s/ Michael Rossi
Michael Rossi
President and Chief Executive Officer